UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2026

BIOXYTRAN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35027	26-2797630
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

75 Second Ave, Suite 605, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 617-454-1199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2026, Bioxytran entered into a commercial Distribution Agreement, attached hereto as Exhibit 10.90, with Khoury Medical LTD (“Khoury Medical”), a company focused on the development and commercialization of plant-derived dietary supplements.

Under the agreement, Khoury Medical will commercialize A-SUQAR®, a chewable dietary supplement containing Bioxytran’s proprietary partially hydrolyzed guar gum (PHGG) formulation, in permitted markets in accordance with the Distribution Agreement. The product is marketed as a dietary supplement intended to support healthy post-meal blood sugar levels, consistent with applicable regulatory requirements.

Item 8.01. Other Events

On February 17, 2026, the Company issued a press-release over Globe Newswire, enclosed hereto as Exhibit 99.1, under the title:

Bioxytran, Inc. Announces Commercial Distribution Agreement with Khoury Medical LTD for A-SUQAR® Dietary Supplement

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.90*	Form of Distribution Agreement with Khoury Medical LTD, dated February 10, 2026.

99.1*	Press Release dated February 17, 2026, entitled “Bioxytran, Inc. Announces Commercial Distribution Agreement with Khoury Medical LTD for A-SUQAR® Dietary Supplement”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

	By:	/s/ David Platt, Ph.D.
David Platt, Ph.D., its Chief Executive Officer

Date February 17, 2026